                                                                     Exhibit 4.1

                              AMENDED AND RESTATED
                               ENESCO GROUP, INC.
                      1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
                               AS OF MAY 19, 2004

1.    Purposes.

      The purposes of the Amended and Restated Enesco Group, Inc. 1999 Non-Employee Director Stock Plan are (i) to align the interests of the stockholders of Enesco Group, Inc. (the "Company") and non-employee members of the Board by increasing their proprietary interest in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining non-employee directors and (iii) to motivate non-employee directors to act in the long-term best interests of the Company's stockholders.

2.    Definitions.

      As used in this Plan, the following words and phrases shall have the meanings indicated:

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b) "Change in Control" means a Change in Control of a nature that would, in the opinion of the Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company)) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof and reference to any specific provision of the code shall refer to corresponding provisions of the Code as it may hereafter be amended or replaced.

      (d) "Committee" shall mean the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with the responsibility for the administration of the Plan which committee shall be composed of not less than three (3) directors of the Company elected or to be elected as member of the Committee from time to time by the Board. Each Committee member shall meet any applicable stock exchange requirements.

      (e) "Company" shall mean Enesco Group, Inc., a corporation organized under the laws of Illinois, or any successor corporation.

      (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

      (g) "Fair Market Value" shall mean with respect to the Shares, (i) the closing price of the Shares on the New York Stock Exchange or such other exchange on which Shares are then traded or admitted to trading, on the last business day prior to the date on which the value is to be determined, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (iii) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such day on the over-the-counter market; provided, however, if there shall be no public market for the Shares the price shall be the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its discretion, which determination may, but need not, be based on
(i) the advice of an independent financial advisor or (ii) the last known price per Share paid by a purchaser in an arm's length transaction. For purposes of
(i) above, the National Association of Securities Dealers National Market System shall be deemed a principal stock exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

      (h) "Non-Qualified Stock Option" shall mean any Option other than one that is intended to meet the requirements and contains the limitations and restrictions set forth in Section 422 of the Code.

      (i) "Option" shall mean the right to purchase the number of Shares specified in Section 5 of the Plan on the terms and conditions set forth in the Plan.

      (j)   "Participant" shall mean a non-employee member of the Board.

      (k) "Plan" shall mean this Amended and Restated 1999 Enesco Group, Inc. Non-Employee Director Stock Plan, as amended from time to time.

      (l)   "Plan Year" shall mean the calendar year.

      (m) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

      (n) "Shares" shall mean the common stock of the Company, par value $0.125 per share.

      (o) "Trading Day" shall mean a day on which the Company's common stock may be traded on a stock exchange or, if the Company's common stock is not listed on any exchange in the over-the-counter market.

3.    Available Shares.

      The aggregate number of Shares reserved which may be issued to Participants pursuant to Sections 4 or 5 of the Plan shall not exceed three hundred thousand (300,000) Shares, subject to adjustment as provided in Section 6 hereof. Such Shares shall be either authorized and unissued Shares or issued Shares that have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option prior to issuance of the Shares shall once again be available for issuance to Participants in accordance with the terms of the Plan.

4.    Grants of Shares.

      An individual who is a Participant on the day following the Annual meeting of the stockholders of the Company during a Plan Year, commencing in 1999, shall receive on such day and for such Plan Year a grant of a number of Shares, increased to the nearest whole Share, having an aggregate Fair Market Value equal to the dollar amount designated by the Board from time to time for purposes of this Plan as part of the Board remuneration policy of the Company. An individual who becomes a Participant at any later time during a Plan Year shall receive a prorated grant of Shares for that Plan Year in which he or she becomes a Participant. The grant shall be prorated based on the date the Participant becomes eligible under the Plan through the end of the Plan Year.

5.    Options.

      In addition to the grants made to Participants under Section 4 above, each individual who is a Participant on the day following the Annual meeting of the stockholders of the Company during a Plan Year, commencing in 2004, shall receive an Option on the terms set forth in this Section 5.

      (a) Grant of Options. On the day following each Annual Stockholders' Meeting, commencing in 2004, each person who is a Participant immediately after such meeting shall automatically be granted an Option to purchase 2,000 Shares. All such Options shall be Non-Qualified Stock Options. The price at which each Share covered by such Options shall be purchased shall be the greater of (i) 100% of the Fair Market Value of the Company's common stock on the date the Option is granted, or (ii) the par value of the Company's common stock subject to the Option.

      (b)   Exercise of Options.

            (1) Except as otherwise provided herein, including, without limitation, the vesting provisions set forth below, an Option granted to the Participant may be exercised only after six months of continued service as a Director of the Company following the date the Option is granted, and only during the continuance of the Participant serving on the Board and such additional period as is provided for below. The Option may be exercised by the Participant or his or her guardian or legal representative(s) during the period that the Participant remains a member of the Board and with respect to vested Options for a period of three years thereafter, subject to the conditions of exercise set forth below in subsection 5(c) and, provided further, that in no event shall the Option be exercisable more than ten years after the date of grant. Notwithstanding the foregoing, in the event a Participant is removed as a member for cause (as defined by the Board) all outstanding Options shall be forfeited and canceled. Subject to the foregoing, unless determined otherwise by the Board, the Options will vest on the earlier of (i) twenty-five percent (25%) of the total number of Shares subject to an Option will vest and become exercisable on the first four anniversary dates of the grant, and (ii) as to 50% of the Shares subject to the Option, if the fair market value of the Shares is at or above 125% of the exercise price on each of at least ten consecutive Trading Days and, as to the remaining 50% of the Shares if, at any time at or after the initial 50% of the Shares becomes exercisable, the fair market value of the Shares is at or above 150% of the exercise price on each of at least ten consecutive Trading Days.

            (2)   Notwithstanding the foregoing and subject to the provisions of
      Section 5(d), upon the Participant's service as a Director of the Company terminating at any time for any reason, all outstanding Options granted within the last six months prior to the Participant's termination shall thereupon be forfeited by the Participant and canceled by the Company.

      (c)   Exercise of Rights Under Options.

            (1) Notice of Exercise. A Participant entitled to exercise an Option shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares held by the Participant for at least six months and that are held free and clear of all liens and encumbrances valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate.

            (2) Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the exercise price to the Company; provided, however, that these cashless exercise procedures shall not apply to any Option granted to a Participant where the utilization of the cashless exercise procedure would be deemed a violation of Section 13(k) of the Exchange Act. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

      (d) Acceleration of Options. In the event of a consolidation or merger in which the Company is not the surviving corporation or of a Change in Control including, but not limited to, Changes in Control in which the Company is the surviving corporation, the Board may, in its discretion terminate each Option outstanding under the provisions of this Section 5 upon consummation of the merger, consolidation or Change in Control, provided that prior to the effective date of any such consolidation, merger, or "Change in Control", the Participant shall be entitled to exercise any outstanding Options in full without regard to any vesting limitations.

      (e) Nontransferability. No Option granted hereunder shall be transferable other than: (i) by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the holder of the Option, only by the holder of the Option or in the event of death, the holder's successor, or in the event of disability, the holder's personal representative, (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act from time to time and allowed by the Board, or (iii) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

      (f) Rights of Holders. The holder of an Option shall not have any rights as a stockholder with respect to Shares subject to purchase under an Option except that stockholder rights with respect to any Option shall arise at the time and to the extent that one or more certificates for such Shares shall be delivered to the holder upon the due exercise of the Option.

6.    Effect of Certain Changes.

      In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, partial or complete liquidation, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or other similar transaction having the same effect of the foregoing, the number and kind of shares available for grant under the Plan or any Option granted hereunder may be equitably adjusted by the Board, in its sole discretion, to reflect such event.

7.    No Rights to Continuance as Director.

      Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan, provided, however, that each Participant shall be entitled to fees for meetings attended, in accordance with the Board remuneration policy of the Company.

8.    Administration.

      The Board shall be invested with the responsibility for the administration of the Plan; provided, however, the Board may appoint a Committee which shall be invested with the responsibility for the administration of the Plan. The Committee shall have the authority to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder of the Company.

9.    Taxes.

      (a) Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant.

      (b) Participant Election to Withhold Shares. Subject to Board approval, a Participant may elect to satisfy his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if a Participant is subject to Section 16(b) of the Exchange Act, such election must satisfy the requirements of Rule 16b-3.

10.   Amendment and Termination of the Plan.

      The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, provided, however, no amendment to the Plan or any Option may be made without stockholder approval that increases the maximum number of Shares subject to the Plan, decreases the price at which Options may be granted, or increases or decreases any option price after the date of grant and provided further, that an amendment which requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders of the Company. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

11.   Governing Law.

      The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of Illinois without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

12.   Term.

      The Plan shall take effect upon approval by the stockholders of the Company, and shall remain in effect until January 20, 2009 or on such earlier date if suspended or terminated by the Board, as permitted by law.